EXHIBIT 10.15.01
AMENDMENT TO EDGE COMPUTING NETWORK SERVICE AND LICENSE AGREEMENT
This Amendment to Edge Computing Network Service and License Agreement (“Amendment”) is entered into as of the later of the two signature dates below (“Amendment Effective Date”). The Amendment relates to that certain Edge Computing Network Service and License Agreement entered into as of March 1, 2007 (“Agreement”) between Microsoft Corporation, a Washington corporation, with its principal place of business at One Microsoft Way, Redmond, Washington 98052-6399 (“Microsoft”), and Limelight Networks, Inc., a Delaware corporation with its principal place of business at 2220 W. 14th Street, Tempe, Arizona 85281 (“Limelight”).
Background
Under the Agreement, Limelight agreed to license certain Limelight Software (defined in the Agreement) to Microsoft.
Limelight has been involved in litigation (“Akamai Litigation”) in which a jury verdict (which may hereafter be dismissed, reversed, remanded, vacated, or otherwise determined to be of no cause or effect), has been rendered stating that Limelight’s provision of CDN services to its customers (which CDN services used Limelight Software) infringes certain patent claims of Akamai Technologies, Inc. (U.S. patent number 6,108,703).
Limelight has created or is creating a new version of the Limelight Software (“A2 Software”, described more fully in Exhibit A), which Limelight believes is or will be non-infringing.
Microsoft contends that Limelight has a current, unperformed obligation under Section 14(c) of the Agreement to, at Limelight’s expense, modify or replace the Limelight Software to the extent that it has been held to infringe. Limelight contends that it has no current, unperformed obligations to Microsoft under Section 14(c).
To resolve this dispute, Microsoft and Limelight now wish to amend the Agreement as set forth below, to provide for the implementation of the A2 Software within Microsoft’s infrastructure. The parties recognize that this implementation will be impeded if Limelight is unable to maintain its current workforce. As such, Microsoft reaffirms its commitment under Section 21(h) of the Agreement for its Global Foundation Services group not to solicit Limelight employees.
In consideration of the covenants and conditions in this Amendment, and for other good and valuable consideration, the receipt and adequacy of which are acknowledged, the parties agree as follows:
Amendment
The Agreement (as it may have been previously amended or modified from time to time) is hereby further modified, effective as of the Amendment Effective Date, as follows:
1.	Delivery of A2 Software. Within [*] after the Amendment Effective Date, Limelight will deliver to Microsoft a copy of the A2 Software. If the A2 Software has more features than the Limelight Software, then Microsoft is hereby licensed to use the additional features to the same extent that it is licensed to use the other features of the Limelight Software; and the A2 Software will be deemed to be “Limelight Software” for all purposes under the Agreement.

2.	A2 Project Plan and Additional Professional Services. Promptly following the Amendment Effective Date, Limelight and Microsoft will meet to discuss, design, and agree upon a project plan for implementation by Microsoft of the A2 Software with and into Microsoft’s existing

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version of the Limelight Software and a project plan for achievement of Infrastructure Independence (collectively, the “A2 Project Plan”). Neither Microsoft’s nor Limelight’s agreement to the A2 Project Plan will be unreasonably withheld. The A2 Project Plan will include, among other things, an estimate of the Professional Services expected from Limelight to carry out the A2 Project Plan, a timeline and milestones for carrying out the A2 Project Plan (including a target date for achievement of Infrastructure Independence (the “II Target Date”)), and the expected personnel, facilities, hardware resources, and other customary project resources needed from Microsoft to carry out the A2 Project Plan. In the A2 Project Plan process, the parties will address whether to seek Infrastructure Independence [*]. Microsoft shall elect, in writing, whether to pursue Infrastructure Independence [*] (the “Microsoft Election”). If the Microsoft Election is to pursue Infrastructure independence [*] using the [*] then, unless otherwise mutually agreed in writing, the II Target Date will be [*] after the date of Limelights receipt of the Microsoft Election, if, however, the Microsoft Election is to pursue Infrastructure Independence [*], then, unless otherwise mutually agreed in writing, the II Target Date will be [*] after the date of Limelights receipt of the Microsoft Election. Notwithstanding any Professional Services Fee End Date (defined in the Agreement), if applicable, Limelight will provide such professional services as may be necessary or appropriate, as reasonably determined by Microsoft, to assist Microsoft with its implementation of the A2 Software in accordance with the A2 Project Plan (the “A2 Professional Services”). Microsoft will pay for the A2 Professional Services in accordance with Section 2(e) of the Agreement.

3.	Traffic Commitment; Infrastructure Independence. As of the Amendment Effective Date, the Traffic Commitment (defined in Section 6(c)(1) of the Agreement, as amended) is [*] over the time period starting on the Traffic Commitment Start Date (defined in the Agreement) and ending on the Traffic Commitment End Date (defined in the Agreement). Notwithstanding anything in the Agreement, or any prior amendment to the Agreement, to the contrary, if Microsoft has materially complied with its responsibilities under the A2 Project Plan and Infrastructure Independence has not been achieved by the II Target Date, then the Traffic Commitment will be reduced by [*] of the then remaining Traffic Commitment (i.e., by approximately [*], with the actual amount to be calculated at the time the reduction would be made) for each [*] (in whole or in part) thereafter until both: (a) Limelight has delivered the A2 Software to Microsoft; and (b) Microsoft has achieved Infrastructure Independence, and such reduction will reduce the backend of the Traffic Commitment. Unless otherwise mutually agreed in writing during the A2 Project Plan, “Infrastructure Independence” means the date on which the parties agree (with such agreement not to be unreasonably withheld) that [*] and at [*] of the server equipment in each of the Microsoft ECN edge nodes is [*], and performing at [*]. Infrastructure Independence also includes the creation and delivery to Microsoft of written documentation [*].

4.	Support. Notwithstanding anything in the Agreement or any other amendment to the contrary, the period during which Limelight will provide Tier I and Tier 2 Support Services under Section 2(c) of the Agreement will be as follows: (a) Limelight will provide Tier 1 and Tier 2 Support Services [*]; and (b) the end of the period during which Limelight will provide Tier 1 and Tier 2 Support Services [*]. All such additional Support Services under this Section 4 will be provided at [*].

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Except as specifically stated in this Amendment, all terms of the Agreement will remain in effect; and for avoidance of doubt, nothing in this Amendment will be construed to impair Microsoft’s rights or obligations under the Agreement. Time is of the essence in Limelight’s performance of its obligations in Sections 1 and 2 of this Amendment. The parties have caused this Amendment to be executed as of the Amendment Effective Date.

MICROSOFT CORPORATION		LIMELIGHT NETWORKS, INC.

By:	/s/ Jeffrey Cohen	By:	/s/ Jeff Lunsford
Name: JEFFREY COHEN		Name: JEFF LUNSFORD
Title: GENERAL MANAGER		Title: CEO
Date of Execution: Oct 1, 2008		Date of Execution: 10-01-08

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Exhibit A — A2 Software Description
Software enhancements and configuration/implementation guidance, together providing:
•	[*]

•	[*]

•	Modified logging function

•	[*]

•	Support for operating A1, A21, or both A1 and A2 at the same time.

•	Note — additional detail will be set forth in the A2 Project Plan.

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*	CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION.